LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Audrey K. Susanin and Serena Wolfe, or either of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

1. take any actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the "SEC"), including to prepare, execute in the undersigned's name and on the undersigned's behalf and submit a Form ID, including amendments thereto, or any other documents, and to prepare for, coordinate and enroll the undersigned in EDGAR Next or any successor filing system, to enable the undersigned to make filings and submissions with the SEC;

2. execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer and/or stockholder of Annaly Capital Management, Inc., a Maryland corporation (the "Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and any such Form 144, complete and execute any amendments thereto, and timely file such form with the SEC, including acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate, and any securities exchange or similar authority;

4. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

5. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at

the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 29th day of January, 2026.

Principal:

David L. Finkelstein

STATE OF NEW YORK)
) ss:
COUNTY OF NEW YORK)

On this 29th day of January, 2026, before me, a Notary Public, personally appeared David L. Finkelstein, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within Authentication Document and in due form of law acknowledged the foregoing Authentication Document to be his act and deed.

WITNESS my hand and notarial seal.

Notary Public

MARIA CAROLINE BRETT
NOTARY PUBLIC-STATE OF NEW YORK
No. 01BR6322167
Qualified in New York County
My Commission Expires 03-30-2027